==============================================================================


COMPLETE APPRAISAL
OF REAL PROPERTY

GATEWAY PROFESSIONAL CENTER
801 12th Street
Sacramento,  Sacramento County, California


 ===============================================================================


IN A SELF-CONTAINED REPORT


As of May 21, 1997




PRUDENTIAL SECURITIES INCORPORATED
199 Water Street, 16th Floor
New York, New York  10292



CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.
Valuation Advisory Services
2055 Gateway Plaza, Suite 550
San Jose, California  95110

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.              CUSHMAN & WAKEFIELD LOGO
2055 Gateway Plaza, Suite 550
San Jose, California  95110
Tel: (408) 436-5500
Fax: (408) 437-9129


June 5, 1997



Mr. Chester Piskorowski, Senior Vice President
PRUDENTIAL SECURITIES INCORPORATED
199 Water Street, 16th Floor
New York, New York  10292


Re:  Complete Appraisal of Real Property
     Gateway Professional Center
     801 12th Street
     Sacramento, California
     -----------------------------------


Dear Mr. Piskorowski:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of California, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the Gateway Professional Center.

     The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This report was prepared for Prudential Securities Incorporated and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of California, Inc.

     This appraisal report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

     The property was inspected by and the report was prepared by John C. Vaughan under the supervision of Kenneth E. Matlin, MAI.

Mr. Chester Piskorowski, Senior Vice President
Prudential Securities Incorporated
June 5, 1997
Page 2

     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 21, 1997, was:

                 FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                   $4,250,000

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.


/s/ JOHN C. VAUGHAN
--------------------------------------
John C. Vaughan
State Certified Appraiser No. AG002680


/s/ KENNETH E. MATLIN, MAI
--------------------------------------
Kenneth E. Matlin, MAI
State Certified Appraiser No. AG002022

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
===============================================================================


Property Name:                 Gateway Professional Center

Location:                      801 12th Street
                               Sacramento,  Sacramento County California

General Overview:              The subject site is improved with a six-story,
                               multi-tenant office building, with a concrete paved parking garage on the first floor containing 44 spaces, concrete curbs, gutters and sidewalks. The parking garage contributes to the income for the subject. The building square footage is 48,578 of rentable area. The top two floors of the building are improved as executive suites. The grounds have minimal landscaping. The building was constructed in 1981 on a 0.30-acre site. On the effective date of appraisal, occupancy stood at 95.8 percent.

Assessor's Parcel Number:      006-0051-021

Interest Appraised:            Leased Fee Estate

Date of Value:                 May 21, 1997

Date of Inspection:            May 21, 1997

Ownership:                     Prudential Bache/Equitec Real Estate Partnership

Land Area:                     0.30 acres

Current Property Assessment    $5,053,598

Current Property Taxes:        $54,136.66

Zoning:                        C-2: General Commercial

Highest and Best Use
  If Vacant:                   Hold for build to suit office development.

  As Improved:                 Multi-tenant office building as improved.

Improvements
  Type:                        Multi-tenant office building

  Year Built:                  1981

  Type of Construction:        Steel and reinforced concrete frame with
                               painted metal siding.

  Gross Building Area:         50,713 square feet.

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
===============================================================================

  Net Rentable Area:                     48,578 square feet.
  Usable Area:                           40,062 square feet.
  Load Factor:                           16.47%

Operating Data and Forecasts
  Current Occupancy:                     95.8%
  Forecasted Stabilized Occupancy:       The property is at stabilized occupancy

Value Indicators
  Cost Approach                          N/A

  Sales Comparison Approach:             $4,370,000 to $4,610,000
    Value Per Square Foot:               $90 to $95

Income Approach--Direct Capitalization
    Estimated Market Rental Rate:        $1.25 per square foot per month, fully
                                         serviced.
    Current Vacancy:                     4.2%
    Stabilized Vacancy Rate:             5.0%
    Effective Gross Income:              $701,604
    Net Operating Income:                $436,503
    Overall Capitalization Rate:         10.5%
  Indicated Value:                       $4,210,000

Value Conclusion:                        $4,250,000
  Value Per Square Foot:                 $87.49
  Implicit Capitalization Rate:          10.27%

Marketing Time:                          12 months or less.

SPECIAL ASSUMPTIONS AFFECTING VALUATION:

1. It is assumed that the operating statements and rent roll provided by the property manager are accurate.

2. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                          TABLE OF CONTENTS
================================================================================
                                                                          PAGE

PHOTOGRAPHS OF SUBJECT PROPERTY..............................................1

INTRODUCTION.................................................................3

REGIONAL ANALYSIS............................................................6

NEIGHBORHOOD ANALYSIS.......................................................10

OFFICE MARKET ANALYSIS......................................................13

PROPERTY DESCRIPTION........................................................18

REAL PROPERTY TAXES AND ASSESSMENTS.........................................23

ZONING......................................................................24

HIGHEST AND BEST USE........................................................25

VALUATION PROCESS...........................................................26

SALES COMPARISON APPROACH...................................................27

INCOME APPROACH.............................................................33

RECONCILIATION AND FINAL VALUE ESTIMATE.....................................48

ASSUMPTIONS AND LIMITING CONDITIONS.........................................49

CERTIFICATION OF APPRAISAL..................................................51

ADDENDA.....................................................................52

                                            PHOTOGRAPHS OF SUBJECT PROPERTY

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                                    [PHOTO]







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                                Subject Front

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                                    [PHOTO]










                          Subject's H Street Facade
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                                      -1-

                                            PHOTOGRAPHS OF SUBJECT PROPERTY

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                                    [PHOTO]









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                  Street Scene with Subject Property on Left

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                                    [PHOTO]











                           Rear of Subject Property
================================================================================


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                                      -2-

                                                               INTRODUCTION
================================================================================


IDENTIFICATION OF PROPERTY

     The subject property is an existing office building which is currently 95.8 percent occupied by five tenants. Two of the floors are built-out and utilized as executive suites. The executive suites are currently 94.2% occupied. The subject property contains 48,578 square feet of rentable area situated on a 0.30-acre, or 12,880 square foot, site. The location of the site is on the southeast corner of H and 12th Streets. The street address is 801 12th Street, in the city of Sacramento, Sacramento County, California. The Sacramento County Assessor has designated the property as parcel number 006-0051-021.


PROPERTY OWNERSHIP AND RECENT HISTORY

     Ownership of the subject is reportedly vested in Prudential Bache/Equitec Real Estate Partnership. Public records indicate that the property has not sold in the past three years.


PURPOSE AND INTENDED USE OF THE APPRAISAL

     The purpose of this appraisal is to estimate the market value of a leased fee estate on May 21, 1997. The appraisal is to assist Prudential in evaluating current offers to purchase the properties from Equitec and other offers that may arise.


EXTENT OF THE APPRAISAL PROCESS

     In the process of preparing this appraisal, we:

          o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Anne Weatherford, the manager.

          o Interviewed Carla Alexander, Portfolio Manager for the property management company, Glenborough.

          o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

          o Reviewed a detailed history of income and expenses, and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

          o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

          o Prepared an estimate of stabilized income and expense (for capitalization purposes).

          o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

          o    Prepared Sales Comparison and Income Approaches to value.

===============================================================================

                                                                INTRODUCTION
================================================================================

DATE OF VALUE AND PROPERTY INSPECTION

     The date of value is May 21, 1997, which is also the date of our last inspection.

PROPERTY RIGHTS APPRAISED

     We have appraised a leased fee estate.

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     EXPOSURE TIME

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The estimate exposure time for the subject property is 12 months or less, based on information about days on the market gathered through discussion with market participants and information gathered during the sales verification process.

================================================================================

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     LEASED FEE ESTATE

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     MARKET RENT

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     CASH EQUIVALENT

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     MARKET VALUE AS IS ON APPRAISAL DATE

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

LEGAL DESCRIPTION

The subject property is identified as:

     All that land lying within the State of California, County of Sacramento, City of Sacramento, described as follows:

               The North and South Halves of Lot 1 in the Block bounded by "H" and "I", Twelfth and Thirteenth Streets, of the City of Sacramento, according to the official plan or plat thereof.

================================================================================

        [GRAPHICAL REPRESENTATION OF REGIONAL LOCATION OF SUBJECT AREA]

                                                          REGIONAL ANALYSIS
================================================================================


INTRODUCTION

     The subject property is located in the Downtown area of the City of Sacramento, Sacramento County, California. Given its location within the Sacramento city limits, the subject is within the Sacramento Metropolitan Statistical Area (MSA) and the sphere of influence of the City of Sacramento. Sacramento is approximately 90 miles northeast of San Francisco. The map on the facing page shows the subject's location within the Sacramento Region.


SACRAMENTO MARKET OVERVIEW

o According to the Employment Development Department (EDD), the Sacramento MSA's civilian labor force was 741,900 as of February 1997. This reflects an increase of 20,900 persons over the preceding year.

o Employment rose during this period by 27,400 to a level of 698,500. Correspondingly, the unemployment rate dropped 100 basis points to 5.9 percent from 6.9 percent as of the prior February.

o The February 1997 unemployment rate was down compared to the January rate of 6.2 percent due to gains in service sector jobs.

o The unemployment rate for the Sacramento MSA compares favorably to the State average of 7.0 percent, but is slightly above the national unemployment rate of 5.7 percent.

o During the previous year (February 1996 to February 1997), total wage and salary jobs increased by 3.8 percent for the year. The service sector showed the largest gain in jobs, adding 10,900 positions. Other sectors showing significant job gains were education (5,200 new jobs), and construction (2,800 jobs).

o The EDD projects that employment will continue to expand through the spring with job gains realized in most major industries.

     The following is a summary of jobs by industry sector showing the percent and actual gain over the previous year.

================================================================================

                                                         REGIONAL ANALYSIS
================================================================================

               CIVILIAN LABOR FORCE, EMPLOYMENT, AND UNEMPLOYMENT
                          FEBRUARY 1996- FEBRUARY 1997

-----------------------------------------------------------------------
                    Sacramento Metropolitan Statistical Area
                  (El Dorado, Placer, and Sacramento Counties)
-----------------------------------------------------------------------
Items                         1996        1997      Change   % Change
-----------------------------------------------------------------------
Civilian Labor Force(1)    721,000     741,900      20,900       2.9%
Employment                 671,100     698,500      27,400       4.1%
Unemployment                49,900      43,400      -6,500     -13.0%
Unemployment Rate(2)          6.9%         5.9       -1.0%     -14.5%
-----------------------------------------------------------------------
Total Farm                   2,800       3,100         300      10.7%
----------------------------------------------------------------------
Mining                         200         200           0         0%
----------------------------------------------------------------------
Construction                26,800      29,600       2,800      10.4%
----------------------------------------------------------------------
Manufacturing               42,400      43,500       1,100       2.6%
----------------------------------------------------------------------
Transportation & Utilities  25,100      25,200         100       0.4%
----------------------------------------------------------------------
Trade                      130,300     133,400       3,100       2.4%
----------------------------------------------------------------------
FIRE                        39,500      38,900        -600      -1.5%
----------------------------------------------------------------------
Services                   163,700     174,600      10,900       6.7%
----------------------------------------------------------------------
Government                 166,500     171,300       4,800       2.9%
======================================================================

Notes: (1) Labor force by place of residence. Employment includes persons involved in labor-management trade disputes

       (2) The unemployment rate is computed from unrounded data; therefore, it may differ from rates developed using the rounded figures in these tables.

       Source: EDD, March, 1997

o The health care and service industry sectors of the economy will be the driving forces behind job growth in the future. Other sectors of the economy projected to show healthy growth rates include the finance, insurance, and real estate (FIRE) sector and retail trade employment.

o The government's position as the dominant employer in the region will continue to decline. As of February 1997, federal, state and local government accounted for about 28 percent of all jobs in the Sacramento MSA, the second largest percentage reported for any industry division. The largest is the Services sector which only recently surpassed Government.

================================================================================

                                                         REGIONAL ANALYSIS
================================================================================

Below are the Major Private Sector Employers in the Sacramento metropolitan area.

=============================================================================
                  MAJOR PRIVATE SECTOR EMPLOYERS

                   SACRAMENTO METROPOLITAN AREA
=============================================================================
                         Number of
         Name            Employees          Type of Business
=============================================================================
Sutter Health              6,071      Healthcare
-----------------------------------------------------------------------------
Kaiser Permanente          5,686      Health Maintenance Organization
-----------------------------------------------------------------------------
Mercy Healthcare Sacrament 5,119      Healthcare
-----------------------------------------------------------------------------
Raley's Inc.               4,900      Supermarket and drug stores
-----------------------------------------------------------------------------
Pacific Bell               4,566      Local telephone service and data
                                      transmission
-----------------------------------------------------------------------------
Hewlett-Packard Co.        4,000      Manufacture of computers
-----------------------------------------------------------------------------
Packard Bell               3,800      Personal computer manufacturer
-----------------------------------------------------------------------------
Intel Corp.                3,750      Mfg. of semiconductor components
-----------------------------------------------------------------------------
United Parcel Service      2,913      Package delivery
-----------------------------------------------------------------------------
Foundation Health Corp.    2,419      Health Maintenance Organization
-----------------------------------------------------------------------------
Bank of America            2,335      Banking
-----------------------------------------------------------------------------
The Money Store, Inc.      2,100      Home and business lending
-----------------------------------------------------------------------------
NEC Electronics, Inc.      2,050      Manufacturer of semiconductor devices
-----------------------------------------------------------------------------
U.S. Computer Services     1,923      Management information systems
-----------------------------------------------------------------------------
PRIDE Industries           1,839      Various business services
-----------------------------------------------------------------------------
Lucky Stores               1,828      Retail grocery stores
-----------------------------------------------------------------------------
Campbell Soup Co.          1,700      Heat-processed foods
-----------------------------------------------------------------------------
Aerojet                    1,650      Rocket engine manufacturing
-----------------------------------------------------------------------------
Union Pacific Railroad     1,600      Rail transportation
-----------------------------------------------------------------------------
The Sacramento Bee         1,524      Daily newspaper
-----------------------------------------------------------------------------
MCI                        1,508      Telecommunications
-----------------------------------------------------------------------------
A. Teichert & Son Inc.  1,300 (peak)  Concrete products, Construction
-----------------------------------------------------------------------------
Electronic Data Systems
Corp.                      1,300      Information technology services
-----------------------------------------------------------------------------
USAA Property & Casualty   1,106      Property & Casualty insurance
-----------------------------------------------------------------------------
MTS Inc.                   1,100      Retail sales of records, books, & videos
=============================================================================
Source:  Sacramento Business Journal; February 10, 1997

DEMOGRAPHIC ANALYSIS

o The City of Sacramento had a population of 384,800 as of January 1, 1997, an increase of 0.13 percent over the January 1, 1996 population (384,300).

o The 1997 population within Sacramento County was 1,123,400, showing a 0.74 percent increase over the January 1996 county population.

o The California Department of Finance projects that the Sacramento MSA's population will increase 29.5 percent from 1990 to 2000, with an absolute population increase of approximately 400,000 persons.

================================================================================

                                                         REGIONAL ANALYSIS
================================================================================

o Historic and projected population trends for the Sacramento MSA, Sacramento County and the City of Sacramento are indicated in the following chart.

================================================================================
                   City
                of Sacramento         Sacramento County        Sacramento MSA
           ----------------------   ---------------------  ---------------------
                         % Annual                % Annual               % Annual
   Year    Population   Increase*   Population  Increase*  Population  Increase*
================================================================================
   1960       191,667   - - -       510,300      - - -       654,893       --
   1970       257,105     3.0       634,373        2.2       847,626      2.6
   1980       275,741     0.7       783,381        2.1      1,099,814     2.6
   1990       369,365     3.0     1,041,219        2.9      1,481,102     3.0
   1996       384,800     0.7     1,123,400        1.3      1,626,400     1.6
2000 (Proj.)  432,608     3.0     1,218,457        2.0      1,608,917     N/A
================================================================================

*    Compound Annual Percentage Increase

**   As of January, 1997

*** Population projections as of 2000 provided by ENDS. Percent change reflects ENDS projections and does not compute with State Department of Finance 1996 population estimates.

Source: Employment Development Department (EDD), Sacramento County, May, 1996.
        Demographic Research Unit, State Department of Finance, February 1996.

o    Future population growth within the region is projected at between 2.0 and
     3.0 percent per year, compounded, over the next four years. This is relatively moderated growth compared to historic population growth rates.

CONCLUSION

     The Sacramento Metropolitan Area over the past several years has felt the compounded effects of California's recession and military base closures. However, indicators show that the region's economy is recovering with strong gains in employment. The government jobs lost as a result of the closure of three military bases in the region are slowly being replaced by manufacturing and service positions in the private sector. The population of the region is projected to continue growing at moderate rates through the end of the decade.

================================================================================

        [GRAPHICAL REPRESENETATION OF NEIGHBORHOOD MAP OF SUBJECT AREA]

                                                      NEIGHBORHOOD ANALYSIS
================================================================================

LOCATION

o The subject property is located in the Downtown area of the City of Sacramento, Sacramento County, California. The downtown district is located near the northwestern edge of the city limits.

o The boundaries of the neighborhood are delineated as the American River to the north; Business Interstate 80 to the east and south; and the Sacramento River to the west.

ACCESS

o Access to the district is considered well provided for via both public and private transportation modes. Two major regional freeways border the district which provide access to all areas of the metropolitan area and state.

o Public transportation available in the district include the Sacramento Light Rail Transit, Sacramento Regional buses, Greyhound bus lines, as well as Amtrak whose Sacramento station is located near the north end of the neighborhood.

o Major arterials serving the neighborhood include Interstate 5 and Interstate Business 80 which provide access to areas north and south (Interstate 5), and east and west (Business 80) of the neighborhood. In addition, U.S. Highway 50 and State Highway 99 merge with Interstate 80 at the southeastern edge of the neighborhood. The district is also served by a good system of paved surface streets which are either two or three-lanes in width.

o At this time, no changes in the existing transit and road systems are planned or under construction.

NEIGHBORHOOD CHARACTERISTICS

o The district contains the original city limits of Sacramento, dating back to when the city took shape in the 1850's along the banks of the American and Sacramento Rivers. Later, Sacramento was chosen as the State's seat of government, and the State Capital building was constructed in the heart of the district. Today, much of the existing office space in the downtown Sacramento is occupied by state agencies and the area still serves as a major commerce center for the region.

o Since the district was originally built up over 100 years ago, the district has matured and is nearly 100% built-up.

o Generally, the existing improvements in the neighborhood run the gamut from mid-rise, Class A office buildings, to historical homes. The following is a more distinct breakdown of the types of improvements.

     o Approximately 50% of existing construction is commercial in nature. This includes newer, Class A office buildings (some with ground floor retail), multi-story hotels, numerous public facilities, stores, restaurants, and various other commercial structures which are typically found in an urban area. They range in age from nearly new to over 100 years old, in some cases.

     o Approximately 10% percent of the sites in the area are improved with light industrial uses. These are typically single-story, concrete structures which range in age from 20 to 50 years old.

================================================================================

                                                   NEIGHBORHOOD ANALYSIS
================================================================================

     o The balance is residential development composed of both single and multi-family structures which range in age from historical buildings to constructed within the last 10 years. Most residential construction is wood frame with wood or stucco exteriors and two-stories in height.

     o As discussed above, the major influence for the downtown area is the existence of the California State Capital building and State offices. Additionally, Sacramento County and the City of Sacramento have their main offices in the downtown area. Tourism is another major influence in the area with the Old Sacramento State Historic Park and Sutter's Fort State Historic Park located in the area. Sacramento's Community Center, and the Memorial Auditorium are also situated here.

     o Overall, the downtown district is in a revitalization mode following numerous years of decline. Over the past 10 years, several new prestigious office buildings have been completed in the area. The completion of the light rail line through downtown made it a more desirable area for companies to locate since it is easier for employees to travel into downtown. Also, the completion of the rehabilitation of the K Street Shopping Mall has helped to attract more shoppers to the area after business hours

NEARBY AND ADJACENT USES

o The Sacramento County Courthouse is located three blocks northwest of the subject.

o    The State Capitol is five blocks south of the subject.

o The recently renovated K Street Mall, an outdoor plaza, is three blocks south of the subject.

o Adjacent to the subject on the west is a Motor Inn. Office buildings are located immediately north and east of the subject. To the south is a vacant lot owned by the State of California, which most likely will be utilized for office development.

o The subject is adjacent to a Metro Light Rail Stop, which provides public transportation to the region's outlying areas.

SPECIAL HAZARDS OR ADVERSE INFLUENCES

o The neighborhood abuts the Sacramento and American Rivers, thus is located within a 100-year flood plane. However, the Army Corp of Engineers is in the process of completing projects which would alleviate any future flooding hazards.

PLANNED IMPROVEMENTS/DEMOLITION

o Currently, there are a total of 730,000 square feet of office space under construction in the downtown area. This is comprised of the 600,000 square foot Federal Courthouse and the 130,000 square foot County Administration Building. These projects reflect the magnitude of demand from government agencies for office space in the downtown area.

CONCLUSION

o The neighborhood has reached stability and is currently in the midst of a period of revitalization as evidenced by the new construction which has been completed over the past ten years.

================================================================================

                                                   NEIGHBORHOOD ANALYSIS
================================================================================

o Due to the amount of interest shown by investors and tenants in the downtown market the overall outlook for the area is good. The State, County, and City offices situated in the area will continue to provide a strong tenant base for offices in the area.

o All of these forces, combined with recent market evidence that the office leasing market is tightening, should eHnsure the long-term viability of the subject property as a multi-tenant office building.






================================================================================

                                                     OFFICE MARKET ANALYSIS
================================================================================

SACRAMENTO AREA OFFICE MARKET

     The metropolitan area has approximately 34.3 million square feet of existing office space. The bulk of the office space is in downtown Sacramento (8.6 million square feet), the Highway 50 corridor (8.1 million square feet) and the Point West area (2.3 million square feet) submarkets. These three submarkets contain about 53% of the total office space in Sacramento.

     At the end of the 1st Quarter 1997, Sacramento's office space vacancy rate was 10.9 percent, which reflects a slight increase over the 10.3% recorded at the end of 1995. This increase is the result of several new build-to-suit developments that came on-line during 1996 and early 1997. The majority of these buildings were located in the I-50 Corridor and were for single tenant users.

     There is a total of 2,701,882 square feet of office space currently under construction in the Sacramento Metropolitan Area. As this space reaches the market, vacancy rates will increase, resulting in downward pressure on rental rates. As the majority of this space is outside of the subject's competitive market area, it will not directly affect the subject property.

     Total square footage, new construction, vacancy rates and net absorption levels since 1986 are shown below for the Sacramento region:

======================================================================
                                   Regional    Occupied       Net
  YEAR       Total        New       Vacancy      Space     Absorption
            Sq. Ft.     Constr.      Rate      (Sq. Ft.)   (Sq. Ft.)
======================================================================
  1986     20,599,874     -------      23.1%   15,837,183     -------
----------------------------------------------------------------------
  1987     23,835,038   3,235,164      20.2%   19,032,278   3,195,095
----------------------------------------------------------------------
  1988     25,867,077   2,032,039      17.1%   21,438,633   2,406,355
----------------------------------------------------------------------
  1989     28,842,168   2,975,091      18.5%   23,509,251   2,070,618
----------------------------------------------------------------------
  1990     30,043,835   1,201,667      13.3%   26,035,987   2,526,736
----------------------------------------------------------------------
  1991     31,491,412   1,447,577      13.6%   27,206,584   1,170,597
----------------------------------------------------------------------
  1992     33,270,536   1,779,124      16.8%   27,676,677     470,093
----------------------------------------------------------------------
  1993     33,448,309     177,773      16.0%   28,098,392     421,715
----------------------------------------------------------------------
  1994     33,513,723     135,035      13.0%   29,156,939   1,062,568
----------------------------------------------------------------------
  1995     33,636,714     311,418      10.3%   30,172,132   1,053,918
----------------------------------------------------------------------
  1996     34,027,556   2,206,518      12.4%   29,812,893     355,211
----------------------------------------------------------------------
1st Qtr 97 34,310,953   2,701,882      10.9%   30,585,432     442,407
======================================================================

     SOURCE: CB Commercial, Grubb & Ellis and Cushman & Wakefield

     As the statistics in the table indicate, the Sacramento region has seen a steady amount of growth in office space over the past several years. The market continued to grow throughout

================================================================================

                                                     OFFICE MARKET ANALYSIS
================================================================================

1992 and 1993 but the effects of the national recession and the state's economic problems slowed demand for office space.

     Approximately 1.8 million square feet of office space came on line in 1992 and an additional 177,773 square feet was added in 1993 (2.0 million square feet combined in 1992-93) but net absorption of office space only totaled approximately 900,000 square feet over that same period (470,093 square feet in 1992 and 421,715 in 1993). This net absorption level is down from approximately
1.2 million square feet in 1991 and 2 million square feet or more in the previous four years. This accounts for the jump in the overall vacancy level from 13.6% at year-end 1991 to 16.0% at year-end 1993.

     With the easing of the recession in 1994 and the much slower pace of construction at that time, net absorption increased by 152% from the prior year. As a result, overall vacancy declined to 13.0%. Net absorption in 1995 was again over 1 million square feet, thus reducing overall vacancy to 10.3%. In 1996 net absorption was reported at 355,211 square feet, the lowest amount in several years. The vacancy rate in 1996 rose to a high of 13.2% in the third quarter but finished the year at 12.4%.


DOWNTOWN OFFICE MARKET

     The subject property is located in the Downtown submarket, the largest office submarket in the Sacramento region. This submarket consists of low- to high-rise, Class A and B buildings. The majority of the tenants in this submarket are state and federal government offices or related tenants.

     Investor demand for office product in the downtown market is focused primarily on Class A buildings with solid tenant bases. Most government agency leases include escape clauses, and investors assign greater risk to these leases. Class B buildings have not yet drawn the investment activity currently associated with the top tier buidings. However, market particpants expect competition among investors to push demand into the Class B product.

     VACANCY RATES AND NET ABSORPTION

     Office inventory in the Downtown submarket as of the first quarter 1997 was 8,586,967 square feet, located in 134 buildings. As of the first quarter 1997 survey, there was 853,647 square feet of vacant space, indicating a vacancy rate for the submarket of 9.94 percent. Net absorption for this submarket was 118,971 square feet during the first quarter, indicating an annual absorption rate of 475,884 square feet. Based on the current absorption rate, the downtown market has a 1.8 year supply of office space.

     Government tenants drive construction in this submarket by commissioning build-to-suit Class A office buildings. These government entities typically consolidate as they relocate from various secondary buildings. While speculative development of office buildings is not common in this market, government agencies will often commission buildings in soft markets. Further exacerbating this facet of the market is the practice among local developers to build excess capacity into government commissioned projects and "backfilling" with other tenants. These factors tend to have a negative impact on the Class B buildings.

================================================================================

                                                     OFFICE MARKET ANALYSIS
================================================================================

     CLASS B SUBMARKET

     The downtown market has a significant inventory of Class B buildings. Brokers report that there are currently over 60 Class B buildings competing for tenants in the downtown market. Many of these buildings are occupied at least partially by government agencies.

     The State Government has stated that it wants to consolidate operations into centrally located facilities. This relocation from various outlying locations into the CBD area is expected to take from 5 to 7 years,which is longer than the current administration will be in office. While actual relocations have been limited, investors perceive higher roll-over risk with government tenancies in Class B buildings. This roll-over risk is increased because most government leases have early out clauses after a space has been occupied for a specific time, usually two years.

     If the consolidation of state agencies occurs, the net effect will be to increase demand for large blocks of space with increased vacancies in the smaller blocks of space. This space would increase the already large inventory of space in the 1,000 to 10,000 SF range. As there are few remaining large blocks of space on the market, new development will occur to meet government demand.

     NEW CONSTRUCTION

     As stated in the Neighborhood Analysis, there is 730,000 square feet of new construction in this submarket. This is contained entirely in two government buildings; the 600,000 square foot Federal Courthouse and the 130,000 square foot County Administration building. The most recently completed government office in the downtown area was the Attorney's General office building in 1995. Developer's in the Sacramento area are actively competing for future government build-to-suit contracts. The most recently awarded project is the California Environmental Protection Agency's 25-year lease for a new 15 to 25-story highrise that will be developed by Thomas Development Partners. Construction will commence during the latter-half of 1998.

     RENTAL RATES

     Rents are generally quoted on a fully-serviced basis where tenants reimburse the landlord for their pro-rata share of increases in the operating expenses over the base lease year, in addition to the rent. As of the first quarter of 1997, asking monthly rental rates ranged from a low of $1.25 to a high of $2.55 per square foot per month. This range is the highest in all of the region's submarkets.

     Based on our most recent market rent survey, discussed in detail in the Income Capitalization Approach, asking rental rates for Class B buildings in the subject submarket typically range from $1.25 to $1.65 per square foot per month. Class A buildings are achieving rental rates from $1.75 to $2.55 per square foot, per month. Brokers interviewed agree that rental rates for Class A buildings have stabilized and are expected to rise next year. Rental rates for Class B space, however, are not expected to until 1998.

================================================================================

                                                     OFFICE MARKET ANALYSIS
================================================================================

     Currently, little free rent is being given in Class A buildings and leases generally include fixed rent steps or periodic CPI adjustments. Class B leases reflect on average one months free rent on a three year lease, with up to one month per year of a five year lease.

     INVESTMENT CLIMATE

     Market particapants report increased activity among pension funds and REITS in the Sacramento region as it is still perceived as a buyer's market. Demand from REIT's for large blocks of investment grade real estate is reportedly very high. This is reflected in Prentiss Properties recent purchase of six office buildings and 11-acres of land in the South Natomas submarket. The total price was reported at $81.7 million, and included all capital costs expected in the first year of the holding period. The buildings comprise 564,606 square feet in two Class A and four Class-B buildings. The transaction closed in the first quarter of 1997 and was the second largest transaction in the region's history. The scale of this purchase has enabled Prentiss to leverage their property management and leasing functions. Other REIT's are reportedly interested in establishing a presence in the Sacramento market and are actively seeking portfolios of investment grade real estate.

     The current listing of 925 L Street is another indication of the investment climate in Sacramento. The listing broker reported that competition from buyers resulted in a contract price that was reported to be very close to the asking price, albeit 13% lower than the 1992 sales price. While this Class A- building has an excellent location, investor concerns over roll-over risk and the age of the mechanical systems resulting in a going-in capitalization rate above 9.5 percent.

     Brokers report that investors continue to analyze property based on the existing tenancy and current income with little or no premium for potential upside in the market. Government tenants that could relocate as part of the state's consolidation mandate are perceived as high-roll-over risks and investors are requiring higher rates of return on income associated with these tenants.

     The Bay Area office markets to the west have experienced significant rent spikes and there is the perception among investors that there could be upside in Sacramento's Class A product.

CONCLUSIONS

     The subject property is located in the downtown submarket of the Sacramento metropolitan office market. This is the region's primary submarket and serves the State, County and City governments. These tenants have a significant impact on the market and exacerbate market forces, particularly in Class B buildings.

     The Class B segment of this market has a large inventory of available space in the 1,000 to 10,000 square foot range. If the mandated consolidation of State agencies does occur it could add to this inventory and have a direct impact on the subject property.

     Competition for tenants among Class B buildings is expected to remain intense for the foreseeable future. This segment of the submarket continues to utilize leasing concessions to

================================================================================

                                                     OFFICE MARKET ANALYSIS
================================================================================

attract tenants. Currently, landlords are offering free rent of one month on three year leases and three months free rent for five year leases.

     Investors are active in the Sacramento region which is currently viewed as a buyer's market. Purchases are analyzed based on existing income with higher risk associated with government tenants that are candidates for consolidation. The subject property currently leases space to the State of California Employment Development Department (EDD) a potential candidate for relocation if the mandate to consolidate State Agencies is carried out.


MARKETING TIME

     Based on the comparable sales used in this analysis, and our conversations with brokers active in the subject market, it is our opinion that the subject property would sell within a 12-month period if actively marketed for sale.

     The Appraisal Standards Board of the Appraisal Foundation defines exposure time as, "the estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market." Based on historical market conditions and the sales analyzed above, we estimated the exposure time for the subject property to be roughly equal to the marketing time previously stated at 12 months.

================================================================================

                                                     PROPERTY DESCRIPTION
================================================================================

SITE DESCRIPTION

Location:                       801 12th Street
                                Sacramento,  Sacramento County, California

Shape:                          Rectangular

Land Area:                      0.30 acres

Frontage/Terrain:               80.3 feet on H Street and 160.4 feet on 12th
                                Street.

Street Improvements:            12th and H Streets are fully improved
                                thoroughfares, with concrete sidewalks, curbs, gutters and street lights. The intersection of these two streets is signalized.

Soil Conditions:                We did not receive nor review a soil report.
                                However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
   Water:                       City of Sacramento
   Sewer:                       City of Sacramento
   Electricity::                Pacific Gas & Electric
   Gas:                         Pacific Gas & Electric
   Telephone                    Pacific Bell

Access: The subject property has good access to the region's primary transportation corridors.

Land Use Restrictions:          We were not given a title report to review. We
                                do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                   The entire downtown Sacramento area is protected
                                from flooding by a series of levees. According to Community Panel No. 060266-0025E, National
                                Flood Insurance Rate Map, effective November 15,
                                1989, the subject property is in Flood Hazard
                                Zone A99 and, therefore, does require flood hazard insurance.

Wetlands:                       We were not given a Wetlands survey. If
                                subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We

================================================================================

                                                     PROPERTY DESCRIPTION
================================================================================

                                recommend a wetlands survey by a competent engineering firm.

Seismic Hazard                  The site is not located in a Special Study Zone
                                as established by the Alquist-Priolo Geological
                                Hazards Act.

Site Improvements:              The site is improved with concrete sidewalks and
                                perimter landscaping.

Parking: The subject has a covered garage on the ground level. There are 46 parking spaces, all of which are leased to tenants.

Hazardous Substances:           We observed no evidence of toxic or hazardous
                                substances during our inspection of the site.
                                However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Comments:                       The site is typical of most commercial sites in
                                the area, with good visibility and access.



IMPROVEMENTS DESCRIPTION

     The improvements consist of a 6-story Class B office building containing a total rentable area of 48,578 square feet. There is a concrete paved parking garage on the first floor containing 45 covered spaces which are leased to tenants in the building.

     The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the building manager.

General Description
   Year Built:                   1981

   Number of Floors:             6

   Net Rentable Area:            48,578 square feet

   Usable Area:                  Not available.

   Common Area Factor:           16%

   Typical Floor Plate:          9,600 square feet

   Parking Deck:
      Stories:                   1
      Spaces:                    46
      Construction:              Concrete

================================================================================

                                                     PROPERTY DESCRIPTION
================================================================================

Construction Detail:
   Foundation:                Unknown: assumed adequate.

   Framing:                   Reinforced concrete with steel framed
                              curtain wall.

   Floors:                    Concrete over steel.

   Exterior Walls:            Reinforced concrete, poured in place with metal
                              framed window wall. The facade is aluminum siding and glass.

   Roof Cover:                Built-up.

   Windows:                   Metal frame.

   Pedestrian Doors:          Single light chrome finish entry doors.

   Loading Doors              N/A

Mechanical Detail
   Heating and Cooling:       Assumed adequate.

   Plumbing:                  Assumed adequate.

   Electrical Service:        Assumed adequate.

   Elevator Service:          Two electric elevators.

   Fire Protection:           None noted.

   Security:                  The building has keyed access after business
                              hours. During business hours, there is a security guard in the lobby.

Interior Detail
   Layout:                    Central core design with perimeter offices.

   Floor Covering:            Carpet in office areas and elevator lobbies.
                              Main lobby has tile flooring.

   Walls:                     Drywall with paint or wallpaper finish.

   Ceilings:                  Finished drywall ceilings in the executive
                              suite areas.  Drop ceilings on other floors.

   Lighting:                  Recessed lighting in most areas.  There are
                              hanging light fixtures in the executive suite areas.

================================================================================

                                                     PROPERTY DESCRIPTION
================================================================================


   Restrooms:                    Two restrooms on each floor with tile flooring
                                 and wainscoting.

Site Improvements
   Parking:                      46 spaces on first level garage.

   On-Site Landscaping:          Minimal perimeter landscaping.

   Condition:                    The improvements were in average condition for
                                 their age.

Americans With Disabilities
 Act: The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requireme could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:           We are not aware of any potentially hazardous
                                materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Design Features and
 Functionality:                 The building's design is suitable for
                                multi-tenant occupancy and the floorplates lend themselves to full-floor users. The top two floors are built-out with executive suites which enables the building to compete for smaller tenants active in the area around the County
                                Courthouse.

Physical Condition:             The subject property is considered a Class B
                                building in its competitive submarket. It compares favorably in terms of age and condition to other Class B product in the area.

================================================================================

                                                     PROPERTY DESCRIPTION
================================================================================

                                We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

================================================================================

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The building is subject to the taxing jurisdiction of the City of Sacramento and the County of Sacramento County. The assessors' parcel identification number is 006-0051-021.


   Assessed Values
            Land                                    $526,511
            Improvements                          $4,527,087
                                                  ----------
   Total Market Value                             $5,053,598
   Tax Rate                                           1.0204%
                                                  ----------
   Total Assessment                               $51,566.91
   Direct Assessments                              $2,569.75
                                                  ----------
   Total Taxes and Assessments                    $54,136.66

o Cushman and Wakefield assumes that all taxes are current. When the subject is sold, a reassessment at the sales price will most likely occur, with tax increases limited to 2% annually thereafter until the property is sold again. The consequences of this reassessment have been considered in the appropriate valuation sections.

================================================================================

                                                                     ZONING
================================================================================

     The subject is zoned C-2, General Commercial, under the City of Sacramento's zoning ordinance. The principal purpose of this zoning district is to provide for general commercial uses. Most retail uses are allowed in this district as well as office uses.

     We are not experts in the interpretation of complex zoning ordinances, but based on the available information, the existing improvements comply with the constraints imposed by the city's zoning ordinance.

     To the best of our knowledge, there are no known deed restrictions which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================

                                                       HIGHEST AND BEST USE
================================================================================

HIGHEST AND BEST USE OF SITE AS THOUGH VACANT

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     Overall, it is our opinion that the ultimate highest and best use of the subject site is for development of a multi-tenant office use. However, it is our opinion that based upon the current market conditions, the financial feasibility of a speculative office development would be questionable. The maximally profitable use for the subject site would be resale to either a developer or user. Thus, it is our opinion that the current highest and best use of the subject site, as if vacant, is for eventual development of a build-to-suit office building when market conditions and/or demand warrants.

HIGHEST AND BEST USE OF PROPERTY AS IMPROVED

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

     As noted earlier, the subject site is zoned C-2, General Commercial District, and the improvements appear to conform to the underlying legal restrictions. The existing improvements are well designed for office use and have many years of remaining economic life. The improvements contribute to the overall property value and it is unlikely that a purchaser would raze the existing improvements. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a multi-tenanted office building.


================================================================================

                                                          VALUATION PROCESS
================================================================================

     In this appraisal we considered the Cost Approach, the Sales Comparison Approach and the Income Approach. The Cost Approach was considered but not utilized in this appraisal due to the substantial level of economic obsolescence associated with the current market conditions and a lack of comparable land sales. Also limiting the reliability of the Cost Approach is the subjectiveness of estimating the subject's physical depreciation. Finally, investors in Class B buildings such as the subject are not utilizing the Cost Approach in their purchase decisions. Rather, market participants are basing valuations on existing income and testing the reasonableness of these conclusions based on comparative sales. Therefore, we have utilized the Sales Comparison Approach and the Income Approach in this appraisal.

     o    In the Sales Comparison Approach, we performed the following steps:

     o    Searched the market for recent sales.

     o    Analyzed those sales on the basis of the sales price per square foot.

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Approach we:

     o Studied rents in effect in this and competing buildings to estimate potential rental income at market levels.

     o    Estimated income from sources other than office rentals.

     o Studied the recent history of operating expenses at this and competing buildings to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income.

     o Capitalized stabilized net operating income into an indication of capital value.


================================================================================

                                                  SALES COMPARISON APPROACH
================================================================================

METHODOLOGY

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

     1. research recent, relevant property sales and current offerings throughout the competitive area;

     2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. identify sales that include favorable financing and calculate the cash equivalent price;

     4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

     5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

     6.   interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per net rentable square foot. All comparable sales were analyzed on this basis. We present on the following page a summary of the improved properties that we compared with the subject property, and a map showing their locations. Detail sheets describing these sales can be found in the Addenda.




================================================================================

       [GRAPHICAL REPRESENTATION OF COMPARABLE SALES MAP OF SUBJECT AREA]

====================================================================================================================================
                          Office Building Sales Summary
====================================================================================================================================
                                                   Number      Net     Land                  Cash      Sale    Expense   Overall
Sale                                Sale    Year     of     Rentable   Area    Percent    Equivalent Price Per Ratio  Capitalization
 No.   Name/Location                Date   Built  Stories  Area (SF) (Acres)  Occupied   Sale Price  SF (NRA)  (EGI)      Rate
====================================================================================================================================


 I-1 Capitol Place                 Jan-93   1976     13     151,440    0.48      96%    $26,675,000  $176.14     27%    10.60%
     915 L Street
     Sacramento, CA

 I-2 Christofer Centre             Nov-95   1985      5      72,900    1.25      70%     $6,500,000   $89.16    N/A       N/A
     1000 G Street
     Sacramento, CA

 I-3 Sacramento Corporate Center   May-96   1983      6     177,991    2.27      96%    $23,200,000  $130.34     33%    11.12%
     501 J Street
     Sacramento, CA

 I-4 900 8th Street                Nov-96   1959      3      68,819    1.18       0%     $7,300,000  $106.08    N/A       N/A
     Sacramento, CA

 I-5 925 L Street                  Listing  1973     13     165,919    0.35      84%    $26,000,000  $156.70     36%     9.48%
     Sacramento, CA                                    Adjusted for TI & Capital Costs: $26,900,000  $162.13             9.17%
====================================================================================================================================

                                            SALES COMPARISON APPROACH
================================================================================

ANALYSIS OF SALES PRICE PER SQUARE FOOT

     The five comparables summarized on the previous page reflect the most relevant transactions in the downtown area. Although three of the sales represent Class A office buildings, these properties were considered competitive with the subject on an investment basis. Thus, we included them in our analysis. The following is a discussion of the comparables and adjustments made to each.

     Comparable I-1 is the sale of the Capitol Place office building located at 915 L Street. This 13-story, Class A- building was originally constructed in 1976, and contains a total building area of 151,440 square feet of rentable area. The building sold in January, 1993, for a total price of $26,675,000. The terms of sale were all cash to the seller. It was leased to stabilized occupancy as of the date of sale. The major tenant in the structure was the State of California which leased 76,000 square feet. This lease was at $1.90 per square foot, fully serviced and had another ten years remaining on the term. The remaining space was leased to 26 tenants at an average monthly rental rate of $2.20 per square foot fully serviced. The sale price equated to a unit price of $176.14 per rentable square foot.

     This property is located across the street from the State Capital and is adjacent to the downtown high-rise parking garage. Adownward adjustment for location is required for comparison to the subject property. The overall quality and condition of the improvements are considered superior to the subject property and require downward adjustments.

     The market for office properties in Sacramento declined after this sale occurred but has recently shown signs of improvement. Overall, an upward adjustment for market conditions is warranted, as investors are more optimistic toward the Sacramento office market now than they were when this sale occured.

     This building was leased to stabilized occupancy with approximately half the space leased on a long-term basis to the State of California. The stability of the income flow for this property is reflected in the higher price paid for the property. Due to the superior location, condition, and quality as well as the strength of this comparable's tenancy, this comparable required significant downward adjustment.

     Comparable I-2 is the sale of the Cristofer Building at 1000 G Street, approximately two blocks northwest of the subject property. This transaction involved the REO sale of a 5-story Class B office building and a 3-story parking garage. The improvements were built in 1985 and were in average condition at the time of sale. The office building contains 72,900 square feet of net rentable area and the parking garage has 222 parking spaces. The transaction closed in November 1995, and the sale price was $6,500,000. The terms of sale were all cash to the seller. The price equated to a unit price of $89.16 per square foot of rentable area.

     An upward adjustment is warranted for the condition of this sale as it was an REO transaction. The office leasing market has improved since this sale closed, thus an upward adjustment for date of sale was made. The property is located in close proximity to the County Courthouse which is considered a superior office location relative to the subject. Thus, a downward adjustment was made for location. The physical characteristics of the improvements were rated superior to the subject property, requiring a downward adjustment. An additional

================================================================================

                                            SALES COMPARISON APPROACH
================================================================================

downward adjustment was necessary due to the higher parking ratio at this property. Finally, the economic characteristics of this building, with a 30% vacancy factor, warrant an upward adjustment for comparison with the subject property. Overall, the adjustments negate each other and we would expect the subject to achieve a price per square foot similar to that indicated by this comparable.

     Comparable I-3 is the May 1996 sale of the Sacramento Corporate Center, a 6-story, Class A- office building located at 501 J Street in downtown. This property sold for $23,200,000 or $130.34 per square foot. The terms of sale were all cash to the seller. The improvements contain a total rentable area of 177,991 square feet and were built in 1983. The property also has 520 parking spaces. At the time of sale the property was leased to stabilized occupancy and nearly 63% of the building was leased to various State agencies.

     No adjustment is required for financing, conditions of sale or market conditions. The location of this sale, however, is rated superior to the subject property's, requiring a downward adjustment. The quality and condition of this comparable are also superior to the subject's, warranting additional downward adjustments. . Downward adjustments were also warranted for the superior economic characteristics of this comparable and its greater number of parking spaces. Overall, a downward adjustment was made to the comparable.

     Comparable I-4 is the November, 1996, sale of 900 8th Street, a 68,819 square foot Class B building in downtown with 70 parking spaces. This three-story building was vacant at the time of sale and was purchased by the County of Sacramento for conversion to a new police headquarters. The improvements were originally constructed in 1959 as a bank branch. The buyer paid $7,300,000 which equates to a unit value of $106.08 per square foot of building area. The terms were all cash to the seller.

     No adjustment is necessary for financing, conditions of sale or market conditions. This property is considered similar to the subject in terms of locational factors. This sale reflects demand in the downtown market for large blocks of contiguous space, which the subject does not currently have, warranting a downward adjustment. Although this comparable was vacant at the time of sale no adjustment for occupancy is considered necessary due to the motivations of this buyer and the special purpose of the building. This comparable was inferior to the subject at the time of sale, in terms of physical characteristics, warranting an upward adjustment. A downward adjustment is warranted for the higher parking ratio at this building. Overall, a downward adjustment was made to the comparable.

     Comparable I-5 is 925 L Street, a 13-story, Class A- building located across the street from the State Capital and adjacent to the downtown high-rise parking garage. The property is currently listed for sale at $26,000,000 or $156.70 per square foot of rentable area. The building is currently 84.15% occupied and the listing broker estimates stabilized occupancy will be achieved within 6 months. The building recently underwent a $1.5 million renovation and is wire-linked to all the departments in the State Capitol Building. The asking price reflects an overall rate of 9.48% based on a 92% occupancy level. The listing broker reported that approximately $900,000 in capital and tenant improvements would be required in the first year of the holding period. The resulting cost to the buyer is $26,900,000 which equates to an overall rate of 9.17% after accounting for these added costs.

================================================================================

                                            SALES COMPARISON APPROACH
================================================================================

     This comparable requires a downward adjustment for condition of sale in order to reflect its listing status. No adjustment is necessary for financing or market conditions. A downward adjustment is warranted for this comparable's superior location. Also requiring downward adjustment are the superior physical characteristics of this property. Overall, this comparable requires a significant downward adjustment for comparison to the subject property.

     The following table summarizes the overall comparability of the sales to the subject property.

================================================================================
                         IMPROVED SALES COMPARABLES
================================================================================
                                                                       Indicated
 Sale                         Rentable   Sale Price    Occupancy at     Overall
 No.    Property Name        Area (SF)     Per SF      Time of Sale   Adjustment
================================================================================
I-1    Capitol Place          151,440      $176.14          96%        Downward
I-2    Christofer Centre       72,900      $ 89.16          70%          None
I-3    Sacramento Corp. Cente 177,991      $130.34          96%        Downward
I-4    900 8th Street          68,819      $106.08           0%        Downward
I-5    925 L Street           165,919      $156.70          84%        Downward
================================================================================


     A degree of subjectivity is involved in these adjustments as insufficient market data were available to perform a paired sales analysis. However, the adjustments do illustrate our thought processes in comparing one transaction with another.

SUMMARY AND CONCLUSION

     Before adjustment, the comparables range from $89.16 to $176.14 on a price per square foot basis. Most consideration is given to Comparable No. 2 with secondary consideration given to Comparable No. 4. Comparable Nos. 1, 3 and 5 are Class A- buildings and are given least consideration. The preceding analysis determined that the subject would achieve a price per unit similar to that indicated by Comparable No. 2 but below that indicated by Comparable No. 4. These sales represent the low end of the value range; which is considered appropriate for the subject property, given the fact that other three comparables were Class A- buildings. Overall, we would expect the subject to realize a unit price ranging between $90 and $95 per square foot. The resulting value indications for the subject property, after rounding, are presented in the following table.

================================================================================
                                                              Low         High
================================================================================
Value Indicated on Basis of Price Per Square Foot of NRA  $4,370,000  $4,610,000
================================================================================

     There has been limited sales activity of buildings directly comparable to the subject property. This weakens the reliability of this approach and the data available is not considered adequate to derive a single value point for the subject property. Investors in this market are not relying on the Sales Comparison Approach as a basis for purchase decisions. Rather, they are

===============================================================================

                                            SALES COMPARISON APPROACH
================================================================================



analyzing buildings based on existing tenancy and income. Therefore, we have relied upon this approach to provide a test of reasonableness for the Income Approach.

================================================================================

                                                                INCOME APPROACH
================================================================================

METHODOLOGY

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion, the direct capitalization method is appropriate here as it is the method utilized most often by investors in properties such as the subject.

OCCUPANCY STATUS

     Based on the rent roll provide to the appraisers, this was the property's occupancy status on the date of appraisal:

================================================================================
                                       Square Feet
                     -----------------------------------------------------------
Type Space               Occupied          Vacant       Percent Vacant
================================================================================
Office                    46,486           2,053             4.2%
================================================================================

     A copy of the rent roll is provided in the addenda. Current lease rates at the subject property range from $1.27 to $1.70 per square foot per month, fully serviced. Nearly forty percent of the subject's net rentable area is operated as executive suites by the property management company.

EXECUTIVE SUITES

     The fifth and six floors of the subject are operated by the property management company as executive suites. The subject's 18,372 square feet of executive suites are occupied by 39 tenants, all of whom are on month to month leases. Rental rates range from $1.59 to $2.65 per square foot per month fully serviced. Occupancy of the subject's executive suites has increased substantially over the past 12 months, from 60% to 94.2% in April of this year.

     The Executive Suites represent a going-concern that targets a small niche in the downtown office market. The tenants at the subject's executive suites are mostly attorneys as the subject is the only building in the County Courthouse area offering this service.

================================================================================

                                      -33

                                                                INCOME APPROACH
================================================================================


ESTIMATING POTENTIAL GROSS INCOME

     Office suites in the subject's competitive market are typically leased on a full service gross basis, with the rental rate based on a per square foot per month charge. Landlords are responsible for all operating expenses in the base year while tenants pay for the increase in operating expenses in subsequent years. In order to estimate potential gross income we analyzed the subject's current contract rent and the asking rental rates at competitive buildings. Most of the subject's leases were signed over four years ago and are not considered reflective of current market conditions.

     We have estimated market rental rates by examining recent leases in this building and by investigating recent rental rates in competitive buildings. The table on the following page summarizes the competitive buildings.

================================================================================

      [GRAPHICAL REPRESENTATION OF COMPARABLE RENTALS MAP OF SUBJECT AREA]

===================================================================================================================================
                                           Office Building Rent Comparables Summary
===================================================================================================================================
                                                                                                           Tenant Improvement Cost
                                                               Quoted Rental Rate                             Per Square Foot
                                   No. Of     Net               Per Square Foot      Lease    Expense    --------------------------
Rent                    Year Blt/  Floors   Rentable Percent  -------------------    Term       Stop         First         Second
 No.   Name/Location     Eff. age  Load    Area (SF) Leased       Low      High     (Years)     (SF)      Generation     Generation
===================================================================================================================================
 R-1 Executive Place       1983      3      37,500     49%       $1.35      $1.35   3-5 years  Base Year   $25 on shell   $5 to $10
     777 12th Street       1983     10%
     Sacramento

 R-2 1201 J Street         1957      3      35,000     41%       $1.25      $1.30   3-5 years  Base Year        N/A       $5 to $10
     Sacramento            1980     10%

 R-3 1112 I Street         Unk.      3      24,900     86%       $1.25      $1.35   3-5 years  Base Year        N/A       $5 to $10
     Sacramento            1985     10%

 R-4 1527 I Street         1982      3      12,000     95%       $1.35      $1.35   3-5 years  Base Year        N/A       $5 to $10
     Sacramento            1982     12%

 R-5 Trust Building        Unk.      4      30,000     36%       $1.00      $1.35   3-5 years  Base Year        N/A       $5 to $10
     1020 12th Street      1980     12%
===================================================================================================================================


                                                         INCOME APPROACH
================================================================================


ANALYSIS OF MARKET COMPARISONS AND ESTIMATION OF MARKET RENT FOR THIS BUILDING

     Comparable No. 1 is the Executive Place building at 777 12th Street, located directly across the street from the subject property. The building consists of a three-story building with two levels of office space over ground level parking. The improvements were built in 1983 by the same developer that built the subject property.

     Currently, there is a full floor available at this building with 19,000 square feet of rentable area. The previous tenant improvements for this space were not marketable so the landlord took the space back to shell condition. The space being marketed at $1.35 per square foot per month, fully serviced and the landlord will build the space out with up to $25 per square foot in tenant improvements. Normal tenant improvement allowances in this market range from $5 to $10 per square foot on improved second generation space.

     This comparable is considered for its similar locational and physical characteristics. Although the landlord is offering above market TI's, it is only to bring the building up to current market standards and no adjustment is considered necessary. Overall, we would expect the subject to achieve a rental rate slightly lower than the asking rate for this building.

     Comparable No. 2 is 1201 J Street, a three-story office building with two full floors available. The asking rent ranges from $1.25 to $1.30 per square foot per month. The building was originally constructed in 1957 but due to renovation has an effective age of 17 years. The locational characteristics of this comparable are similar to the subject's but the physical charateristics of this comparable are rated inferior to the subject's, warranting an upward adjustment to the indicated rental rate. The landlord is offering minimal free rent and a tenant improvement allowance of $5 to $10 per square foot.

     This comparable is considered a good indicator of market rent for the subject property due to its similar locational characteristics. A downward adjustment is necessary to account for the free rent offered at this building. This is offset by the subject's superior physical characteristics. Overall, we would expect the subject to achieve a rental rate similar to the asking rate for this building

     Comparable No. 3 is 1112 I Street, a three-story office building with 24,900 square feet of rentable area. This comparable is similar to the subject in regards to locational and physical characteristics. Currently, 3,500 square feet of space is available at this building on a sublease with less than two years remaining on the term. The asking rent is $1.25 per square foot per month.

     The listing broker reported that 6,000 square feet of space was recently leased at this building. The starting lease rate was $1.35 per square foot per month, fully serviced. The term was five years with annual increases of $0.10 per square foot. The landlord did not provide a tenant improvement allowance as the space had good quality tenant improvements that were in good condition. Reportedly, there was no free rent included in this lease.

     This comparable is considered for its recent leasing activity and similar locational and physical characteristics. The sublease space requires an upward adjustment for comparison with the subject due to the limited term available. The recent lease at this building is

================================================================================

                                      -36

                                                         INCOME APPROACH
================================================================================

considered a strong indicator of market rent for the subject. No tenant improvement allowance was provided by the landlord but the existing improvements were of good quality and were in good condition; therefore, no adjustment is considered necessary. Overall, we would expect the subject to achieve a rental rate similar to the recently negotiated lease at this building.

     Comparable No. 4 is 1527 I Street, a three-story office building with 12,000 square feet of rentable area. Currently, there is 570 square feet of space available at this building, with an asking rent of $1.35 per square foot per month, fully serviced. The landlord is offering tenant improvement concessions of up to $10 per square foot on this space. The building was constructed in 1982 and has locational characteristics similar to the subject's. The physical characteristics of this building are rated slightly inferior to the subject's, warranting an upward adjustment to the indicated rental rate.

     This comparable is considered as an indication of market rent for smaller spaces in the competitive market. Overall, we would expect the subject to achieve a rental rate slightly lower than the asking rent from this comparable.

     Comparable No. 5 is the Trust Building, which is located at 1020 12th Street, three blocks south of the subject. This is an older four-story building with approximately 30,000 square feet of rentable area. There is currently 19,302 square feet of space available at this building, with asking rents ranging from $1.00 to $1.35 per square foot per month, fully serviced. The landlord is offering free rent of up to three months on a five year lease and tenant improvement allowances of up to $10 per square foot.

     This comparable is considered inferior to the subject in terms of age and condition., warranting an upward adjustment to the indicated rental rate. The locational characteristics of this comparable are considered similar to the subject's. Overall, we would expect the subject to achieve a rental rate at the high end of the range of asking rates for this building.

     CONCLUSION

     The subject has an available suite with 2,035 square feet on the second floor that is being currently being marketed at $1.35 per square foot per month fully serviced. The subject's leasing broker stated that tenant improvements are negotiable within a range of $5 to $10 per square foot. Free rent is being offered with up to one month free on a three year lease or three months free rent on a five year lease. After adjusting for free rent, the effective asking rate for the subject's vacant space is $1.28 on a five year lease and $1.31 on a three year lease. It is reasonable to expect an actual lease to be negotiated at a rate slightly lower than the current asking rent.

     Based on the preceding analysis, we have estimated market rent for the subject property to be $1.25 per square foot per month, fully serviced. This is based on a tenant improvement allowance of $7.50 per square foot and is net of any free rent. The following table summarizes our conclusion.

================================================================================
TYPE SPACE                                         MARKET RENT
===============================================================================
Office                                            $1.25/sf/month
===============================================================================

                                                         INCOME APPROACH
================================================================================

     Aside from the executive suites, the subject is currently leased to three tenants, with rental rates ranging from $1.27 to $1.70 per square foot per month. The State of California leases 21,756 square feet at an effective rate of $1.27 per square foot. This lease is flat and expires in August of 2002. It is considered generally reflective of market rent. The other two tenants have contract rent that is higher than the concluded market rent for the building.

     EXECUTIVE SUITE RENT

     The subject's executive suites are operated by the on-site management team, which provides secretarial services for the tenants. The executive suites represent a going-concern at the subject property. After deducting the expenses from the executive suite operations, the property manager reports net income to the building for the executive suites. The net executive suite income is then included with the gross income from the other leases at the building to arrive at potential gross income. In order to remain consistent with the accounting procedure utilized by the building's management, we have analyzed the property in a similar fashion.

     The subject's executive suites are currently over 94% occupied, which is a signficant improvement over the 60% occupancy rate of the previous year. This increase in the occupancy level is attributed to an overall improvement in the market and a consolidation of the executive suite operation at 1303 J Street.

     We have projected net executive suite income based on the year to date figures provided by Glenboruough, the property manager. The current budget projects net income of $249,489 from the executive suites. As of April 30, the net income from the executive suites was $72,494 which equates to an annualized figure of $217,482. The disparity between the budget and the year to date figures is attributed to a one time operating expense associated with staff roll-over in March.

     We have concluded at net executive suite income of $240,000, which is below the property manager's 1997 budget due to the higher operating costs in March. It should be noted that the net income from the executive suites equates to less than $1.10 per square foot, which is lower than the subject's concluded market rent.

     On the surface it would appear more profitable to discontinue the executive suites and lease the space as tradional office space. However, it is important to note that the current market is extremely competitive among Class B buildings. The subject property is located close to the County Courthouse and the executive suites allow the subject property to establish a market niche by targeting legal professionals.

     The executive suite space would require substantial tenant improvements for use as traditional office space and could take up to a year to lease up. The costs associated with leasing this space outweighs the additional income. Therefore, the current use is considered appropriate at this time and we have analyzed the potential income accordingly.


PARKING INCOME

     The subject property has 46 parking spaces. In 1996, the building terminated its lease with an operator of the parking facilities and started leasing the parking spaces to the existing tenants. This greatly reduced the parking expenses and increased the net parking income to

                                                         INCOME APPROACH
================================================================================

the building. Currently, parking spaces in the subject's area lease for $80 to $90 per month. We have projected annual parking income of $44,160 based on a monthly rental rate of $80 per space. This projection is supported by the building's 1996 parking income of $43,797.

EXPENSE STOPS AND PASS-THROUGH PROVISIONS

     The majority of the space at the subject is leased without pass through provisions. Therefore, income from expense pass throughs is limited. We have estimated this income at $1,280 based on the subject's current lease structure.

POTENTIAL GROSS INCOME

     Based on the preceding analysis, the subject's gross potential income is calculated in the following table:

================================================================================
Revenue Source                                   Potential Income
================================================================================
Office Rent: 30,206 SF at $1.25/SF/Month                        $453,090
Net Executive Suite Income                                      $240,000
Parking Income                                                   $44,160
Expense Reimbursements                                            $1,280
--------------------------------------------------------------------------------
POTENTIAL GROSS INCOME                                          $738,530
================================================================================

     The concluded potential gross income of $738,530 is based on market rent of $1.25 per square foot per month for the traditional office space. There are two leases at the subject property that have contract rent higher than the conlcuded market rent. These are 1,953 square feet on the second floor that is leased to an attorney's association for $1.66 per square foot per month. This lease expires in November of 1997 and it is reasonable to expect the lease to roll to market rent. The other above market lease is to the California Optometric Association which leases 6,440 square feet on the second floor. The contract rent is $1.70 per square foot and the lease expires in October 1998.

     Based on the limted time remaining on these leases, we have estimated potential gross income based on market rent. The present value of the above market rent has then been added to the capitalized value derived from market rent.

VACANCY AND COLLECTION LOSS

     Both the investor and the appraiser are primarily interested in the cash revenue that an income property is likely to produce annually over a specified period time rather than what it could produce if it were always 100 percent occupied and all the tenants were actually paying their rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment, or slow payment of rent.

     We have projected a 4.0 percent vacancy factor for the subject property. This is based on a 60 percent renewal probability and 6 months downtime for space that is vacated. Additionally, a collection loss factor of 1.0 percent is being projected for all tenants.

================================================================================

                                                         INCOME APPROACH
================================================================================

     The subject is currently 95.8% occupied which is considered reflective of its stabilized occupancy level.

OPERATING EXPENSES

     We estimated the property's annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar buildings with which we are familiar. We analyzed each item of expense and estimated amounts a typical informed investor would consider normal. We also examined industry norms as reported in the Building Owners and Managers Experience Exchange Report.

     A two-year operating history for the property, a 1997 budget, and our operating expense estimate for the property are presented in the table on the following page.

================================================================================


==========================================================================================================================
                                  Operating Income and Expense Analysis Buidling's
==========================================================================================================================
                                                                                                      Cushman & Wakefield
                                      Actual 1995            Actual 1996            Budget 1997         1997 Projections
                                --------------------   --------------------   --------------------    --------------------
                                  Actual                 Actual
                                  Amount      Per SF     Amount      Per SF     Amount      Per SF     Amount      Per SF
==========================================================================================================================
REVENUE FROM OPERATIONS
  Rental Income                  $525,312    $17.39     $529,382    $17.53     $527,913    $17.48     $453,090    $15.00
  Other Income                     $2,127     $0.04         $618     $0.01       $1,281     $0.03       $1,280     $0.03
  Parking Income                  $23,925     $0.49      $43,797     $0.90      $11,160     $0.23      $44,160     $0.91
  Net Executive Suite Income      $71,509     $3.89     $169,895     $9.25     $249,489    $13.58     $240,000    $13.06
                                 --------    ------     --------    ------     --------    ------     --------    ------
Total Income                     $622,873    $12.82     $743,692    $15.31     $789,843    $16.26     $738,530    $15.20
Vacancy and Collection Loss        $8,608     $0.18      $33,929     $0.70      $20,350     $0.42      $36,927     $0.76
                                 --------    ------     --------    ------     --------    ------     --------    ------
Effective Gross Income           $614,265    $12.64     $709,763    $14.61     $769,493    $15.84     $701,604    $14.44

OPERATING EXPENSES
  Management Fees                 $17,986     $0.37      $17,565     $0.36      $18,200     $0.37      $16,137     $0.33
  Insurance                       $11,525     $0.24      $16,839     $0.35      $11,950     $0.25      $11,950     $0.25
  Taxes, Licenses & Fees          $53,948     $1.11      $54,936     $1.13      $56,810     $1.17      $42,930     $0.88
  Security, Life Safety           $14,583     $0.30       $2,826     $0.06       $1,681     $0.03       $1,681     $0.03
  Repairs & Maintenance           $25,317     $0.52      $22,059     $0.45      $23,920     $0.49      $24,289     $0.50
  Cleaning                        $41,062     $0.85      $38,634     $0.80      $39,370     $0.81      $40,000     $0.82
  Utilities                       $80,148     $1.65      $71,686     $1.48      $63,643     $1.31      $64,000     $1.32
  Administrative                  $43,779     $0.90      $48,090     $0.99      $58,841     $1.21      $58,294     $1.20
  Landscape                        $4,519     $0.09       $3,456     $0.07       $3,605     $0.07       $3,600     $0.07
  Parking                         $18,510     $0.38      $20,023     $0.41       $2,220     $0.05       $2,220     $0.05
                                 --------    ------     --------    ------     --------    ------     --------    -------
Total Operating Expenses         $311,377     $6.41     $296,114     $6.10     $280,240     $5.77     $265,101     $5.46

NET OPERATING INCOME             $302,888     $6.24     $413,649     $8.52     $489,253    $10.07     $436,503     $8.99
=========================================================================================================================


                                                           INCOME APPROACH
================================================================================
ANALYSIS OF OPERATING EXPENSES

     We analyzed each item of expense and estimated a level of expense we believe a typical investor in a property like this would consider reasonable. We made our estimates on a calendar year basis.

     MANAGEMENT

     Typical professional management fees in the local market range from 2.0 to
3.5 percent of effective gross income, based on data provided by property management companies active in this market. The 1997 budget estimates a management fee for the subject of 2.3 percent of effective gross income. Given the subject's age, condition and tenancy, a management fee of 2.3% is considered reasonable and has been utilized in our analysis.

     INSURANCE

     The subject's budgeted expense for insurance is $11,950 which equates to slightly less than $0.25 per square foot. This is typical for the Sacramento market and has been utilized in our projection.

     REAL ESTATE TAXES

     This expense is calculated by applying the subject's tax rate of 1.0204% to the value conclusion from the Income Approach.

     SECURITY AND LIFE SAFETY

     The life safety systems were renovated in 1995 at a cost of $14,583 or $0.30 per square foot of rentable area. The stabilized expense for this category has been projected at $1,681 based on the budgeted expense and the 1996 expense.

     REPAIRS & MAINTENANCE

     Repairs and Maintenance typically includes all payroll and payroll related items of staff employed as an operating engineers, maintenance personnel or chief engineers and/or the contract service costs for elevators, HVAC, electrical, plumbing, structural and roof, life/safety systems, and other repair and maintenance expenses. Expenses include all supplies and/or materials. The historical expense data ranges between $0.45 and $0.52 per square foot. We have placed most emphasis on the historical data in estimating the subject's anticipated Repairs and Maintenance expense. The subject's 1997 budget estimates this expense at $0.49 per square foot, which is considered reasonable based on data contained in our files and given the age and condition of the property. We have estimated a Repairs & Maintenance expense of $0.50 per square foot for the first year of the holding period.

     CLEANING

     This expense typically includes all payroll and payroll related items relative to cleaning and/or the expenses of janitorial contractors, including window cleaning, trash removal, and supplies. The historical expense and the year to date information place cleaning expenses in the common area maintenance
(CAM) category. The 1997 budget estimates cleaning expenses at $39,370 or $0.81 per square foot, a slight increase over the 1996 cleaning


================================================================================

                                                           INCOME APPROACH
================================================================================

expense of $0.80 per square foot but lower than the 1995 of $0.85 per square foot. We have estimated stabilized cleaning expenses of $0.82 per square foot or $40,000.

     UTILITIES

     Utilities include electricity, natural gas, water, sewer, and trash removal. The subject's historical utility expenses declined in 1996 and the 1997 budget projects a further decline in utility costs. The budgeted expense is considered reasonable and has been relied upon in our analysis. We have estimated utility expenses at $64,000 or $1.32 per square foot.

     OFFICE AND ADMINISTRATIVE

     Administrative expenses typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. Administrative expenses include legal costs pertaining to the operation of the building, such as labor disputes and contract agreements, but excluding legal costs associated with leasing, general litigation, and/or nonbuilding-related items; accounting, excluding income tax, which is not provided by off-site management such as data processing or audit costs associated with tenant expense pass-through; building office expense including rent at market (if reflected under income), telephone, supplies, furniture, temporary help, etc.

     The subject's 1997 budget is again given most consideration, as administrative expenses increased significantly between 1995 and 1996. We have estimated office and administrative expenses of $1.20 per square foot.

     LANDSCAPING

     The subject has limited landscaping and this expense has remained relatively stable. Therefore, we have relied upon the budget in estimating a landscaping expense of $3,600.

     PARKING

     The subject's parking expense dropped significantly when the management agreement with the garage operator was terminated. Parking is now leased by the building's management directly to the tenants. Therefore, we have relied upon the budget in estimating this expense at $0.045 per square foot or $2,220 annually.

================================================================================

                                                           INCOME APPROACH
================================================================================

NON-RECOVERABLE EXPENSES

     TENANT IMPROVEMENT ALLOWANCES

     Tenant improvement allowances at the competitive properties ranged from $5 to $10 per square foot in most cases. The subject is currently marketing space with a tenant improvement allowance of $5 to $10 per square foot. In our estimate of market rent, we concluded that a tenant improvement allowance of $7.50 would be necessary to attract tenants.

     LEASING COMMISSIONS

     In the Sacramento market leasing commissions are typically 5.0% of the total lease value.

     RESERVES FOR REPLACEMENT

     Given the age and condition of the subject property, a replacement reserve of $0.15 per square foot is considered reasonable. However, the capitalization rates from the comparable sales were derived before replacement reserves. Therfore, to remain consistent, we have analyzed the subject's net operating income before deducting replacement reserves.

================================================================================

                                                           INCOME APPROACH
================================================================================

INCOME AND EXPENSE SUMMARY

     Here we present our estimate of stabilized income and expenses.

================================================================================
                         Stabilized Income and Expenses
================================================================================

REVENUE FROM OPERATIONS
  Rental Income                                          $453,090
  Operating Expense Recovery                               $1,280
  Parking Income                                          $44,160
  Net Executive Suite Income                             $240,000
                                                         --------
Total Income                                             $738,530
Vacancy and Collection Loss                               $36,927
                                                         --------
Effective Gross Income                                   $701,604

OPERATING EXPENSES

  Management Fees                                         $16,137
  Insurance                                               $11,950
  Real Estate Taxes                                       $42,930
  Security                                                 $1,681
  Repairs and Maintenance                                 $24,289
  Cleaning                                                $40,000
  Utilities                                               $64,000
  Administrative                                          $58,294
  Landscape                                                $3,600
  Parking                                                  $2,220
                                                         --------
Total Operating Expenses                                 $265,101

NET OPERATING INCOME                                     $436,503

================================================================================

                                      -45

                                                           INCOME APPROACH
================================================================================

DIRECT CAPITALIZATION

     In the direct capitalization method, we estimated market value by dividing stabilized net operating income by an overall rate derived from our analyses of market sales and computed by dividing the net operating income from a sold property by its sale price. The overall capitalization rates derived from the improved property sales are shown below.

================================================================================
                        SUMMARY OF CAPITALIZATION RATES
================================================================================

             Sale                                    Capitalization
             No.                                          Rate
--------------------------------------------------------------------------------
             I-1                                         10.60%
             I-3                                         11.12%
             I-5                                          9.48%

                  STABILIZED CAPITALIZATION RATE SELECTED 10.5%

================================================================================

     The comparable sales result in capitalization rates that range from 9.48 to
11.12 percent. The low end of the range is represented by the current listing price of 925 L Street. This property was determined to be superior to the subject and we would expect the subject to achieve a higher overall rate than that indicated by this comparable. Comparable No. 3 represents the high end of the range at 11.12% and we would expect the subject to achieve a lower capitalization rate than that indicated by this sale due to improved market conditions. Comparable No. 1 represents the middle of the range at 10.60%. This comparable is significantly superior to the subject, warranting an upward adjustment to the indicated rate. This upward adjustment is offset by the improved market conditions that currently exist. Therefore, based on the comparable sales, we have concluded at an overall rate of 10.5% for the subject property.

     We also surveyed market participants In order to support our concluded capitalization rate. Based on our discussions with investors and brokers active in the Sacramento region, an overall rate between 10.5 and 10.8 percent would be necessary to attract capital to a property such as the subject. Given the subject's physical characteristics and tenant roster, it is considered reasonable to conclude at the low end of this range or at 10.5 percent. This rate has been applied to the subject's net operating income based on market rent. The present value of the subject's above market leases is then added to the capitalized value.

     PRESENT VALUE OF ABOVE MARKET RENT

     There are two leases at the subject property with above market rent. The California Applicat Attorneys Association has six months remaining on its lease of Suite 201. This lease consists of 1,953 square feet with contract rent of $1.66 per square foot per month. The lease provides for rent abatement in July of 1997. Thus, there are five rental payments remaining on this lease, which is above current market rent by $0.41 per square foot per month.

================================================================================

                                      -46

                                                           INCOME APPROACH
================================================================================



     The other above market lease at the subject property is with the California Optometric Association which leases 6,440 square feet on the second floor. The contract rent is $1.70 per square foot and the lease expires in October 1998 with 17 rental payments remaining. This lease is above current market rent by $0.45 per square foot per month.

     We have estimated the present value of the subject's above market rent by discounting the lease payments over the term of the lease. Because there is only five payments remaining on the first lease, we have not discounted this income stream. The second lease has been discounted at an 8.0% interest rate. This discount rate is based on the fact that the tenant has been in the building and paying rent since October 1991, which indicates minimal risk associated with the income stream. Furthermore, this tenant has a right of first refusal to purchase the building as well as a five year option to renew at market rent. Based on these factors, this income stream is considered relatively risk free and is discounted at a rate reflective of the time value of money.

     The present value of the above market leases at the subject property is estimated as follows:

================================================================================
                  PRESENT VALUE OF ABOVE MARKET RENT
================================================================================
    Above                   No. of                     Discount       Present
 Market Rent     Sq. Ft.    Pmts       Total            Rate          Value
------------    -------     ------      -----          --------       -------
 $0.41/sf/mo     1,953        5        $  4,004           N/A          $ 4,004
 $0.45/sf/mo     6,440       17        $109,480           8.0%         $46,431
--------------------------------------------------------------------------------
                 TOTAL                                                 $50,435
================================================================================



ANALYSIS AND CONCLUSION

     Based on the preceding analysis, the indicated value for the subject property is $4,207,606 which we have rounded to $4,210,000 as our value conclusion from the Income Approach. The calculations are presented in the following table.


         =============================================================
                            DIRECT CAPITALIZATION
         =============================================================
         Net Operating Income                                 $436,503
         Divided by Overall Capitalization Rate                  10.5%
         Indicated Value                                    $4,157,171
         Plus Present Value of Above Market Rent               $50,435
         Indicated Value:                                   $4,207,606
-        --------------------------------------------------------------
         Rounded to:                                        $4,210,000
================================================================================


                                      -47

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     The two approaches indicated the following values:

          Sales Comparison Approach           $4,370,000 to $4,610,000
          Income Approach                                   $4,210,000

     In this appraisal we considered the Cost Approach, the Sales Comparison Approach and the Income Approach. The Cost Approach was considered but not utilized in this appraisal due to the substantial level of economic obsolescence associated with the current market conditions and a lack of comparable land sales. Also limiting the reliability of the Cost Approach is the subjectiveness of estimating the subject's physical depreciation. Finally, investors in Class B buildings such as the subject are not utilizing the Cost Approach in their purchase decisions. Rather, market participants are basing valuations on existing income and testing the reasonableness of these conclusions based on comparative sales. Therefore, we utilized the Sales Comparison Approach and the Income Approach in this appraisal.

     Sales activity of buildings directly comparable to the subject property was limited. This weakened the reliability of the Sales Comparison Approach as the data available was not considered adequate to derive a single value point for the subject property.

     Investors in this market are not relying on the Sales Comparison Approach as a basis for purchase decisions. Rather, they are analyzing buildings based on existing tenancy and income. Therefore, the Sales Comparison Approach was relied upon to provide a test of reasonableness for the Income Approach.

     The Income Approach was the final technique used in our analysis. This approach reflects the actions of the most likely buyer and was given strong consideration in our final value conclusion. Given the subject's existing lease structure, we analyzed the property's income potential based on market rents. The present value of the above market rents were added to the capitalized value indication based on market rent.

MARKET VALUE CONCLUSION

     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the Market Value for the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 21, 1997 was:

                 FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

                                   $ 4,250,000


================================================================================

                                      -48

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to th public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.



================================================================================

                                      -49

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                 CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1. John C. Vaughan inspected the property, and Kenneth E. Matlin, Manager, Valuation Advisory Services, has reviewed and approved the report and but did not inspect the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Kenneth E. Matlin has completed the requirements of the continuing education program of the Appraisal Institute.


    /s/ JOHN C. VAUGHAN
    ---------------------------------------------
    John C. Vaughan
    State Certified Appraiser No. AG002680


    /s/ KENNETH E. MATLIN, MAI
    ---------------------------------------------
    Kenneth E. Matlin, MAI
    State Certified Appraiser No. AG002022


================================================================================

                                                                    ADDENDA
================================================================================

SUBJECT RENT ROLL
COMPARABLE SALE DATA SHEETS
COMPARABLE SALE PHOTOGRAPHS
COMPARABLE RENTAL PHOTOGRAPHS
QUALIFICATIONS












================================================================================


Date: 05/07/97                                   PRUDENTIAL-BACHE/EQUITEC R.E, PSH RIP                               Page:  1
Time: 9:25                                             Rent Roll for  May /97                    Total Building Square Ft: 50,556
Oper: CARLA                                         GATEWAY PROFESSIONAL CENTER                          Type of Building: Rentable

------------------------------------------------------------------------------------------------------------------

Suite     Rentable    Prorata     Tenant Name                       Lease     Lease    Occupancy    Lease
Number     Sq Ft         %                                          Start      End       Date        Type   Type
------------------------------------------------------------------------------------------------------------------
0201-02    1,953       3.8630     CA. APPLICANT ATTORNEYS ASSOC.  11/09/92   11/30/97   11/09/92       R    RENT
                                                                                                            ESCLT
                                                                                                            PARK







                                                                  INS EXP Jul 10/95



0260-01    2,035       4.0252     Vacant

0300-01   10,878      21.5167     EMPLOYMENT DEVELOPMENT DEPT.    10/01/92   08/31/02   10/01/92       L
                                  (STATE OF CALIFORNIA)
                                                                  INS EXP Jul 10/95

0400-02   10,878      21.5167     EMPLOYMENT DEVELOPMENT DEPT.    10/01/92   08/31/02   10/01/92       L    RENT
                                  STATE OF CALIFORNIA


                                                                  INS EXP Jul 10/95


0500-01    8,909      17.6220     EXECUTIVE SUITES                07/01/91   12/99/49   07/01/91       M

                                                                  INS EXP Jul 10/95

0600-01    9,463      18.7179     EXECUTIVE SUITES                07/01/91   12/99/49   07/01/91       M

                                                                  INS EXP Jul 10/95

2020-01    6,440      12.7383     CALIFORNIA OPTOMETRIC ASSN      12/25/91   10/31/98   10/25/91       L    RENT
                                                                                                            PARK









Lease Types:  L - Lease  M - Month to Month  S - Sublet  R - Renewal  H - Holdover


-------------------------------------------------------------------------------------------
                                          Monthly     Annual         Rent Increases
Suite       Monthly Charges               Charges    Charges        and Concessions
Number      Start      End       Amount     PSF         PSF        Date    Type   Amount
-------------------------------------------------------------------------------------------
0201-02    12/01/96-11/30/97    3,241.98    1.66       19.92     11/09/92    C    2043.74
           01/01/97-12/31/97      116.48    0.06        0.72     12/01/92    C    2786.93
           06/01/96-12/99/49      270.00    0.14        1.66     12/01/93    C    2964.65
                                                                 12/01/94    C    3046.68
                                                                 12/01/95    C    3144.33
                                                                 12/01/96    C    3241.98
                                                                 12/01/92    C   (2786.93)
                                                                 07/01/93    C   (2786.93)
                                                                 07/01/94    C   (2964.65)
                                                                 07/01/95    C   (3046.68)
                                                                 07/01/96    C   (3144.33)
                                                                 07/01/97    C   (3241.98)
                               ----------------------------------
                                3,628.46    1.86       22.29

0260-01

0300-01



0400-02    11/01/92-08/31/97   27,717.59    1.27       15.29     10/01/92    C   27943.76
                                                                 11/01/92    C   27717.59
                                                                 09/01/97    C   29073.66
                                                                 10/01/92    C  (13971.88)
                               ----------------------------------
                               27,717.59    1.27       15.29

0500-01



0600-01



2020-01    11/01/96-10/31/97   10,948.00    1.70       20.40     10/25/91    C    9338.00
           06/01/96-12/99/49      570.00    0.09        1.06     11/01/92    C    9660.00
                                                                 11/01/93    C    9982.00
                                                                 11/01/94    C   10304.00
                                                                 11/01/95    C   10626.00
                                                                 11/01/96    C   10948.00
                                                                 11/01/97    C   11270.00
                                                                 11/01/91    C   (9338.00)
                                                                 11/01/92    C   (9660.00)
                                                                 11/01/93    C   (9982.00)

-------------------------------------------------------------
                            Options
Suite       Security          And
Number       Deposit        Comments
-------------------------------------------------------------
0201-02     (1848.00)













0260-01

0300-01



0400-02                  RTT - EXERBY 9/30/97-30 DAY NOTICE






0500-01



0600-01



2020-01     (9883.00)    OPTREN - MRKT 5 YR/EXERBY 7/1/98.
                         ROFR -  UNIT #201/260.
                         ROFR -  TO PURCHASE.


Date: 05/07/97                                  PRUDENTIAL-BACHE/EQUITEC R.E, PSH RIP                                Page:  2
Time: 9:25                                             Rent Roll for  May /97                    Total Building Square Ft: 50,556
Oper: CARLA                                         GATEWAY PROFESSIONAL CENTER                          Type of Building: Rentable





---------------------------------------------------------------------------------------------------------------------

Suite     Rentable    Prorata     Tenant Name                       Lease     Lease    Occupancy    Lease
Number     Sq Ft         %                                          Start      End       Date        Type
---------------------------------------------------------------------------------------------------------------------
CALIFORNIA OPTOMETRIC ASSN continued,
                                                                  INS EXP Feb 04/95



          =======     ========
Prorata               100.0000
Occupied  48,521
Vacant     2,035


------------------------------------------------------------------------------------------------------------------------------------
                                                             Monthly     Annual         Rent Increases                      Options
Suite     Rentable             Monthly Charges               Charges    Charges        and Concessions         Security       And
Number     Sq Ft      Type     Start      End       Amount     PSF         PSF        Date    Type   Amount     Deposit     Comments
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA OPTOMETRIC

                                                  ----------------------------------
                                                  11,518.00   1.79       21.46

          =======                                 ==================================                           ==========
Prorata               RENT                        41,907.57   1.54       18.54                                 (11,731.00)
Occupied  48,521      ESCLT                          116.48   0.06        0.72
Vacant     2,035      PARK                           840.00   0.12        1.36

                                                         OFFICE BUILDING SALE  1
--------------------------------------------------------------------------------
LOCATION DATA

     Property Name:               CAPITOL PLACE
     Location:                    915 L Street
     City:                        Sacramento
     County:                      Sacramento
     State/Zip:                   California
     Assessor's Parcel No(s):     006-0102-017,019
     Atlas Reference:             N/A

PHYSICAL DATA

     Type:                        CBD
     Land Area:                   0.4800 Acres
     Gross Building Area:         N/A
     Net Rentable Area:           151,440SF
     Usable Building Area:        N/A
     Year Built:                  1976
     # of Stories:                13
     Parking:                     1.5/1,000
     Condition:                   Good
     Exterior Walls:              Glass Panels
     Amenities:                   Parking garage
     Class:                       A

SALE DATA

     Transaction Type:            Sale
     Date of Transaction:         01/93
     Marketing Time:              6 months
     Grantor:                     The Capitol Place Co.
     Grantee:                     Capitol Place, Inc.
     Document No.:                09021598 Rec. Date:09/02/93
     Sale Price:                  $26,675,000
     Financing:                   Cash to Seller
     Cash Equivalent Price:       $26,675,000
     Required Capital Cost:       $0
     Adjusted Sale Price:         $26,675,000
     Verification:                Bill Robbins

FINANCIAL DATA

     Assumptions & Forecast:      Buyer
     Occupancy at Sale:           96%
     Existing or Pro Forma Income:            Existing
                                  TOTAL       P.S.F.
                                  ----------  --------
     Potential Gross Income:      $4,038,413  $26.67
     Vacancy and Credit Loss:     $201,921    $1.33
     Effective Gross Income:      $3,836,492  $25.33
     Expenses:                    $1,014,648  $6.70
     Net Operating Income:        $2,821,844  $18.63





CAPITOL PLACE

                                                         OFFICE BUILDING SALE  1
--------------------------------------------------------------------------------
ANALYSIS

     Value Indicators:                    Direct Cap
     Overall Capitalization Rate (CAR):   10.58 %
     Projected IRR:                        N/A %
     Effective Gross Multiplier (EGIM):   6.95
     Operating Expense Ratio (CER):       26.45 %
     Price Per Square Foot:               $176.14

COMMENTS

     The State of California leased 76,000 sf at sale at a monthly rental rate of $1 .90/sf, fully serviced. Ten years remained 9n the lease at sale. The remaining space was leased to 26 tenants at an average monthly rental rate of $2.20/sf, fully-serviced.





CAPITOL PLACE

================================================================================
                                    [PHOTO]


                               Sales Comparable 1
================================================================================

                                                         OFFICE BUILDING SALE  2
--------------------------------------------------------------------------------

LOCATION DATA

     Property Name:               CHRISTOFER CENTRE
     Location:                    1000 G Street
     City:                        Sacramento
     County:                      Sacramento
     State/Zip:                   California     95814
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             2g7-D/3

PHYSICAL DATA

     Type:                        CBD
     Land Area:                   1.2489 Acres
     Gross Building Area:         72,900 SF
     Net Rentable Area:           72,900 SF
     Usable Building Area:        N/A
     Year Built:                  1985
     # of Stories:                5
     Parking:                     222
     Condition:                   Avg to Good
     Exterior Walls:              Concrete
     Amenities:                   N/A
     Class:                       B

SALE DATA

     Transaction Type:            Sale
     Date of Transaction:         11/95
     Marketing Time:              4 months
     Grantor:                     Realty Advisors
     Grantee:                     Aetna Casualty
     Document No.:                11290366 Rec. Date:11/29/95
     Sale Price:                  $6,500,000
     Financing:                   Cash to Seller
     Cash Equivalent Price:       $6,500,000
     Required Capital Cost:       $0
     Adjusted Sale Price:         $6,500,000
     Verification:                Doug Barnett

FINANCIAL DATA

     Assumptions & Forecast:       N/A
     Occupancy at Sale:            70%
     Existing or Pro Forma Income: Pro Forma
                                   TOTAL       P.S.F.
                                   ---------   ------
     Potential Gross Income:       N/A         N/A
     Vacancy and Credit Loss:      N/A         N/A
     Effective Gross Income:       N/A         N/A
     Expenses:                     N/A         N/A
     Net Operating Income:         N/A         N/A





CHRISTOFER CENTRE

                                                         OFFICE BUILDING SALE  2
--------------------------------------------------------------------------------

ANALYSIS

     Value Indicators:                    Price Per S.F.
     Overall Capitalization Rate (OAR):   N/A %
     Projected IRR:                       N/A %
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A %
     Price Per Square Foot:               $89~16

Comments





CHRISTOFER CENTRE

================================================================================

                                    [PHOTO]

                               Sales Comparable 2

================================================================================

                                                         OFFICE BUILDING SALE  3
--------------------------------------------------------------------------------

LOCATION DATA

     Property Name:                 SACRAMENTO CORPORATE CENTER
     Location:                      501 J Street
     City:                          Sacramento
     County:                        Sacramento
     State/Zip:                     California
     Assessor's Parcel No(s):       006-0026-018
     Atlas Reference:               N/A

PHYSICAL DATA

     Type:                          CBD
     Land Area:                     2.2700 Acres
     Gross Building Area:           N/A
     Net Rentable Area:             177,991 SF
     Usable Building Area:          N/A
     Year Built:                    1983
     # of Stories:                  6
     Parking:                       2.9/1,000
     Condition:                     Average
     Exterior Walls:                Glass Panels
     Amenities:                     Covered Parking
     Class:                         B

SALE DATA

     Transaction Type:              Sale
     Date of Transaction:           05/96
     Marketing Time:                3 months
     Grantor:                       Fifth/I Associates (Sares Regis Group)
     Grantee:                       Sacramento Corporate Center (JS Karlton)
     Document No.:                  05221322 Rec. Date:05/22/96
     Sale Price:                    $23,200,000
     Financing:                     Cash to Seller
     Cash Equivalent Price:         $23,200,000
     Required Capital Cost:         $0
     Adjusted Sale Price:           $23,200,000
     Verification:                  Dan Sheldon, CB Commercial

FINANCIAL DATA

     Assumptions & Forecast:        Buyer
     Occupancy at Sale:             96%
     Existing or Pro Forma Income:  Existing
                                    TOTAL       P.S.F.
                                    ----------  ------
     Potential Gross Income:        $4,073,280  $22.88
     Vacancy and Credit Loss:       $203,664    $1.14
     Effective Gross Income:        $3,869,616  $21.74
     Expenses:                      $1,288,897  $7.24
     Net Operating Income:          $2,580,719  $14.50







SACRAMENTO

                                                         OFFICE BUILDING SALE  3
--------------------------------------------------------------------------------

ANALYSIS

     Value Indicators:                     Direct Cap
     Overall Capitalization Rate (OAR):    11.12%
     Projected IRR:                        N/A %
     Effective Gross Multiplier (EGIM):    6.00
     Operating Expense Ratio (OER):        33.31 %
     Price Per Square Foot:                $130.34

COMMENTS

     Various State of California agencies leased approximately 111,300 sf of the building at sale. The building was leased to 13 tenants at monthly rental rates ranging from $1.51 to $2.85/sf, fully-serviced. Most leases were between $1.65 and $1.85/sf. Reportedly, the State of California leases do not include firm terms.







SACRAMENTO

================================================================================

                                    [PHOTO]


                               Sales Comparable 3

================================================================================

                                                         OFFICE BUILDING SALE  4
--------------------------------------------------------------------------------

LOCATION DATA

     Property Name:               900 8TH STREET
     Location:                    900 8th Street
     City:                        Sacramento
     County:                      Sacramento
     State/Zip:                   California     95814
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             297-C/3

PHYSICAL DATA

     Type:                          Single Tenant
     Land Area:                     1.1800 Acres
     Gross Building Area:           68,819 SF
     Net Rentable Area:             68,819 SF
     Usable Building Area:          N/A
     Year Built:                    1959
     # of Stories:                  3
     Parking:                       70
     Condition:                     Average
     Exterior Walls:                Concrete
     Amenities:                     N/A
     Class:                         C

SALE DATA

     Transaction Type:              Sale
     Date of Transaction:           11/96
     Marketing Time:                1 months
     Grantor:                       Bank of America
     Grantee:                       County of Sacramento
     Document No.:                  11040984 Rec. Date:1 1/04/96.
     Sale Price:                    $7,300,000
     Financing:                     Cash to Seller
     Cash Equivalent Price:         $7,300,000
     Required Capital Cost:         $0
     Adjusted Sale Price:           $7,300,000
     Verification:                  Mark Hefner

FINANCIAL DATA

     Assumptions & Forecast:        N/A
     Occupancy at Sale:             N/A
     Existing or Pro Forma Income:  N/A
                                    TOTAL       P.S.F
                                    ------      ------
     Potential Gross Income:        N/A         N/A
     Vacancy and Credit Loss:       N/A         N/A
     Effective Gross Income:        N/A         N/A
     Expenses:                      N/A         N/A
     Net Operating Income:          N/A         N/A






900 8TH STREET

                                                         OFFICE BUILDING SALE  4
--------------------------------------------------------------------------------
ANALYSIS

     Value Indicators:                    Price Per S.F.
     Overall Capitalization Rate (OAR):   N/A %
     Projected IRR:                       N/A %
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A %
     Price Per Square Foot:              $106.08

Comments







900 8TH STREET

================================================================================

                                    [PHOTO]


                               Sales Comparable 4

================================================================================

                                                         OFFICE BUILDING SALE  5
--------------------------------------------------------------------------------

LOCATION DATA

     Property Name:                 925 L STREET
     Location:                      925 L Street
     City:                          Sacramento
     County:                        Sacramento
     State/Zip:                     California
     Assessor's Parcel No(s):       006-0102-007
     Atlas Reference:               N/A

PHYSICAL DATA

     Type:                          CBD
     Land Area:                     0.3453 Acres
     Gross Building Area:           180,347 SF
     Net Rentabae Area:             165,919 SF
     Usable Building Area:          N/A
     Year Built:                    1973
     # of Stories:                  13
     Parking:                       N/A
     Condition:                     Avg to Good
     Exterior Walls:                Concrete
     Amenities:                     N/A
     Class:                         A

SALE DATA

     Transaction Type:              Listing
     Date of Transaction:
     Marketing Time:                6months
     Grantor:                       N/A
     Grantee:                       N/A
     Document No.:                  N/A
     Sale Price:                    $26,000,000
     Financing:
     Cash Equivalent Price:         $26,000,000
     Required Capital Cost:         $900,000
     Adjusted Sale Price:           $26,900,000
     Verification:                  Larry Lea

FINANCIAL DATA

     Assumption~ & Forecast:        Seller
     Occupancy at Sale:             N/A
     Existing or Pro Forma Income:  N/A
                                    TOTAL       P.S.F.
                                    ----------  -------
     Potential Gross Income:        $4,395,496  $26.49
     Vacancy and Credit Loss:       $351,640    $2.12
     Effective Gross Income:        $4,043,856  $24.37
     Expenses:                      $1,587,202  $9.57
     Net Operating Income:          $2,456,654  $14.81





925 L STREET

                                                         OFFICE BUILDING SALE  5
--------------------------------------------------------------------------------

ANALYSIS

     Value Indicators:                    Direct Cap and DCF
     Overall Capitalization Rate (OAR):   9.13 %
     Projected IRR:                       0.12 %
     Effective Gross Multiplier (EGIM):   6.65
     Operating Expense Ratio (CER):       39.25 %
     Price Per Square Foot:               $162.13

COMMENTS







925 L STREET

================================================================================

                                    [PHOTO]


                               Sales Comparable 5

================================================================================

================================================================================

                                    [PHOTO]


                                Rent Comparable 1

================================================================================

================================================================================

                                    [PHOTO]


                                Rent Comparable 2

================================================================================

================================================================================

                                    [PHOTO]


                                Rent Comparable 3

================================================================================

================================================================================

                                    [PHOTO]


                                Rent Comparable 4

================================================================================

================================================================================

                                    [PHOTO]


                                Rent Comparable 5

================================================================================

                                                     QUALIFICATIONS OF APPRAISER
--------------------------------------------------------------------------------

                                                          KENNETH E. MATLIN, MAI

ASSOCIATION MEMBERSHIP

    Member Appraisal Institute (MA No.8397) Senior Residential Appraiser Senior Member, American Society of Real Estate Appraisers - Past
     President of San Jose Chapter
    Brokers License - State of California
    Certified - General, Certificate Number AG002022
    Kenneth E. Matlin has completed the requirements of the continuing education programs of the Appraisal Institute and the American Society of Appraisers

REAL ESTATE EXPERIENCE

    Director and Manager, Cushman & Wakefield Valuation Advisory Services, San Jose and San Francisco Divisions. San Jose and San Francisco Divisions are responsible for the appraisal and consulting function of Cushman & Wakefield of California, Inc., a national full service real estate organization.

    Regional Chief Appraiser, California First Bank, San Jose, California, between 1974 and 1983.

EDUCATION

    California State University of San Diego, California
    Bachelor of Science Degree - Major: Real Estate, Minor: Political Science
    (1973)

    American Institute of Real Estate Appraisers:
        No. 1-Al  -  Real Estate Appraisal Principles (6-86)
        No. 1-A2  -  Basic Valuation Procedures (3-87)
        No. 1-BA  -  Capitalization Theory & Techniques, Part A (9-87)
        No. 1-BB  -  Capitalization Theory & Techniques, Part B (9-87)
        No. 2-1   -  Case Studies (3-87)
        No. 2-2   -  Valuation Analysis and Reporting Writing (10-86)
        No. 2-3   -  Standard of Professional Practice (6-86)
        No. 410   -  USPAP
        No. 420   -  Standards of Professional Practice (11-93)
        No. 510   -  Advanced Capitalization Theory (7-93)

--------------------------------------------------------------------------------

                                                     QUALIFICATIONS OF APPRAISER
--------------------------------------------------------------------------------

                                                          KENNETH E. MATLIN, MAI

    Society of Real Estate Appraisers:

        No. 101    -  Introduction to Appraising Real Property (8-76)
        No. 201    -  Principles of Income Property Appraising (6-75)
        No. 202    -  Case Problems (6-83)
        No. R-2    -  Single Family Report Exam (2-77)

LITIGATION EXPERIENCE

    Qualified as expert witness Santa Clara County Superior Court
    Qualified as expert witness Alameda County Superior Court
    Qualified as expert witness Federal Bankruptcy Court

--------------------------------------------------------------------------------

                                                     QUALIFICATIONS OF APPRAISER
--------------------------------------------------------------------------------

                                                                 JOHN C. VAUGHAN

PROFESSIONAL AFFILIATION AND LICENSE

      Associate Member of Appraisal Institute
      State of California Certified General Real Estate Appraiser (ID
      #AG002680)

REAL ESTATE EXPERIENCE

      More than nine years of Real Estate Appraisal and Consulting experience throughout California.

       1996-Present  Cushman & Wakefield, Inc.              San Francisco, CA
       1991-1996     CB Commercial Real Estate Group, Inc.  San Francisco, CA
       1991          Bank of California                     San Francisco, CA
       198-1991      Security Pacific National Bank         Los Angeles, Orange
                                                            County, and San
                                                            Francisco, CA

EDUCATION

      Bachelor of Science, Specialization Managerial Economics University of California, Davis

      Appraisal Institute Courses:
            Advanced Applications (1995)
            Capitalization Theory and Techniques - Parts A & B (1991-1992) Standards of Professional practice, Parts A & B (1990-1993) Appraisal Principles (1993)
            Basic Valuation (1993)
            Residential Valuation (1987)

--------------------------------------------------------------------------------